Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9848	(408) 525-4856
rojenkin@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 EARNINGS

•	Q4 Net Sales: $5.9 billion (26.0% increase year-over-year; 5.4% increase quarter over quarter)
•	Q4 Earnings Per Share: $0.20 GAAP; $0.21 pro forma
•	FY’04 Net Sales: $22.0 billion (16.8% increase year-over-year)

SAN JOSE, Calif. — August 10, 2004 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its fourth quarter and fiscal year results for the periods ended July 31, 2004.

Net sales for the fourth quarter of fiscal 2004 were $5.9 billion, compared with $4.7 billion for the fourth quarter of fiscal 2003, an increase of 26.0 percent, and compared with $5.6 billion for the third quarter of fiscal 2004, an increase of 5.4 percent.

Net income for the fourth quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $1.4 billion or $0.20 per share, compared with $982 million or $0.14 per share for the fourth quarter of fiscal 2003, and compared with $1.2 billion or $0.17 per share for the third quarter of fiscal 2004. Pro forma net income for the fourth quarter of fiscal 2004 was $1.5 billion or $0.21 per share, compared with $1.1 billion or $0.15 per share for the fourth quarter of fiscal 2003, and compared with $1.4 billion or $0.19 per share for the third quarter of fiscal 2004. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

Net sales for fiscal 2004 were $22.0 billion, compared with $18.9 billion for fiscal 2003, an increase of 16.8 percent.

Net income for fiscal 2004, on a GAAP basis, was $4.4 billion or $0.62 per share, compared with $3.6 billion or $0.50 per share for fiscal 2003. Pro forma net income for fiscal 2004 was $5.3 billion or $0.76 per share, compared with $4.3 billion or $0.59 per share for fiscal 2003.

“This was a record-breaking quarter for Cisco on a number of financial and operational levels, including generating the highest GAAP and pro forma net income and earnings per share in the company’s history,” said John Chambers, Cisco president and CEO. “The investments we’ve made in emerging markets around the world, coupled with continued innovation in our core business and advanced technologies, are generating record results.”

Chambers continued, “Fiscal 2004 has truly been a breakaway year for Cisco. Our strategy has produced solid results across multiple categories, with profitable growth generation resulting in a year-over-year increase in quarterly revenue of 26 percent, strong balance across market segments and geographies, as well as clear momentum in multiple product categories and our Advanced Technology markets.”

Cisco will discuss fourth quarter and fiscal year 2004 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $2.1 billion for the fourth quarter of fiscal 2004, compared with $1.5 billion for the fourth quarter of fiscal 2003, and compared with $2.4 billion for the third quarter of fiscal 2004. Cash flows from operations were $7.1 billion for fiscal 2004, compared with $5.2 billion for fiscal 2003.

•	Cash and cash equivalents and total investments were $19.3 billion at the end of fiscal 2004, compared with $20.7 billion at the end of fiscal 2003, and compared with $18.9 billion at the end of the third quarter of fiscal 2004.

•	During the fourth quarter of fiscal 2004, Cisco repurchased 90 million shares of common stock at an average price of $22.36 per share for an aggregate purchase price of $2.0 billion. For fiscal 2004, Cisco repurchased 408 million shares of common stock at an average price of $22.30 per share for an aggregate purchase price of $9.1 billion.

•	Days sales outstanding (DSO) in accounts receivable at the end of the fourth quarter of fiscal 2004 were 28 days, compared with 26 days at the end of the fourth quarter of fiscal 2003, and compared with 27 days at the end of the third quarter of fiscal 2004.

•	Inventory turns were 6.4 in the fourth quarter of fiscal 2004, compared with 6.8 in the fourth quarter of fiscal 2003, and compared with 6.3 in the third quarter of fiscal 2004.

“We saw solid progress during the quarter on key operational milestones,” said Dennis Powell, Cisco CFO. “We marked the ninth consecutive quarter of pro forma net income exceeding $1 billion, generated more than $2 billion in cash flow from operations for the second consecutive quarter, and are close to achieving our productivity targets with pro forma operating expenses to revenue at 36 percent.”

Business Highlights

•	Cisco announced the purchase of the intellectual property and select other assets, and the hiring of a majority of the engineering team, from privately held Procket Networks, Inc. Cisco also announced the acquisitions of privately held Actona Technologies, Inc. and Parc Technologies, Ltd.

•	Cisco introduced the Cisco Carrier Routing System (CRS-1), certified by Guinness World Records as the world’s highest-capacity Internet router, capable of scaling to 92 terabits of bandwidth capacity as well as providing the industry’s first true 40-Gbps interface.

•	Cisco announced that BellSouth plans to deploy Cisco 7600 Series routers in its expansion of its Metro Ethernet service portfolio.

•	The Boeing Company plans to enhance its existing data network infrastructure and migrate its voice, video and data networks to a single, converged communications network based on the Cisco IP Communications product portfolio for its global enterprise, which includes more than 150,000 employees in 48 states and 70 countries.

•	Cisco announced plans to integrate network infrastructure and security systems with Trend Micro’s worm and virus technologies, vulnerability assessment and real-time outbreak-prevention capabilities to help customers protect their networks from security attacks.

•	Cisco introduced the Wireless LAN Services Module (WLSM) for the Cisco Catalyst® 6500 Series.

•	Cisco introduced the Metropolitan Mobile Network solution, which consists of Cisco Aironet® Series technology and 3200 Series routers with the integrated Wireless Mobile Interface Card, to provide broadband wireless access across a city to public sector agencies.

•	IBM and Cisco announced an initiative to help organizations of all sizes integrate and implement converged voice, video and data systems.

•	Cisco added the SMB Select Partner designation to its Channel Partner Program to differentiate, recognize and reward its channel partners who focus on selling into the small and medium-sized business market.

•	Cisco introduced the Global Services Alliance program, which enables Cisco and its key participating partners to provide co-branded technical support services to customers requiring consistent information technology support capabilities on a global scale.

•	Comcast is offering its customers the Linksys® Wireless-G Cable Gateway as part of its Comcast Home Networking Platform, making it easy for households to share a cable broadband connection wired or wirelessly throughout the home.

Editor’s Note:

•	Q4 and FY’04 conference call to discuss Cisco results along with its outlook for Q1 FY’05 to be held at 1:30 p.m. Pacific Time on Tuesday, August 10, 2004. Conference call number is 866-556-1092 (United States); 312-470-7233 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time on August 10, 2004 to 4:30 p.m. Pacific Time on August 17, 2004 at 866-454-1418 (United States); 203-369-1237 (international). The replay is also available from August 10, 2004 through October 22, 2004 on the Cisco Investor Relations Website at www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials and corresponding Webcast with visuals designed to guide participants through the call will also be available at 1:30 p.m. Pacific Time. Prepared remarks will be available approximately 24 hours after completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s Q4 and FY’04 results, including executive Q&A, will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO), the worldwide leader in networking for the Internet, this year celebrates 20 years of commitment to technology innovation, industry leadership, and corporate social responsibility. Information on Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; the ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; the ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and twelve months ended July 31, 2004 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. Cisco believes when GAAP net income and GAAP net income per share are viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of Cisco’s ongoing operating performance. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco.

Copyright© 2004 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo, Aironet, Catalyst, and Linksys are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document or Website are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2004	July 26, 2003	July 31, 2004	July 26, 2003
NET SALES:
Product	$5,007	$3,862	$18,550	$15,565
Service	919	840	3,495	3,313

Total net sales	5,926	4,702	22,045	18,878

COST OF SALES:
Product	1,573	1,127	5,766	4,594
Service	298	286	1,153	1,051

Total cost of sales	1,871	1,413	6,919	5,645

GROSS MARGIN	4,055	3,289	15,126	13,233

OPERATING EXPENSES:
Research and development	785	736	3,080	3,026
Sales and marketing	1,150	1,022	4,445	4,106
General and administrative	199	187	804	691
Payroll tax on stock option exercises	4	2	16	2
Amortization of deferred stock-based compensation	56	27	244	128
Amortization of purchased intangible assets	60	110	242	394
In-process research and development	—	1	3	4

Total operating expenses	2,254	2,085	8,834	8,351

OPERATING INCOME	1,801	1,204	6,292	4,882

Interest income	124	146	512	660
Other income (loss), net	11	23	188	(529)

Interest and other income, net	135	169	700	131

INCOME BEFORE PROVISION FOR INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,936	1,373	6,992	5,013
Provision for income taxes	556	391	2,024	1,435

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,380	982	4,968	3,578

Cumulative effect of accounting change, net of tax	—	—	(567)	—

NET INCOME	$1,380	$982	$4,401	$3,578

Income per share before cumulative effect of accounting change:
Basic	$0.20	$0.14	$0.73	$0.50

Diluted	$0.20	$0.14	$0.70	$0.50

Net income per share:
Basic	$0.20	$0.14	$0.64	$0.50

Diluted	$0.20	$0.14	$0.62	$0.50

Shares used in per-share calculation:
Basic	6,736	7,001	6,840	7,124

Diluted	6,935	7,136	7,057	7,223

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2004	July 26, 2003	July 31, 2004	July 26, 2003
NET SALES:
Product	$5,007	$3,862	$18,550	$15,565
Service	919	840	3,495	3,313

Total net sales	5,926	4,702	22,045	18,878

COST OF SALES:
Product	1,573	1,127	5,766	4,594
Service	298	286	1,153	1,051

Total cost of sales	1,871	1,413	6,919	5,645

GROSS MARGIN	4,055	3,289	15,126	13,233

OPERATING EXPENSES:
Research and development	785	736	3,080	3,026
Sales and marketing	1,150	1,022	4,445	4,106
General and administrative	199	187	804	691

Total operating expenses (a) (b) (c) (d)	2,134	1,945	8,329	7,823

OPERATING INCOME (a) (b) (c) (d)	1,921	1,344	6,797	5,410

Interest income	124	146	512	660
Other income (loss), net (e)	11	23	103	(117)

Interest and other income, net (e)	135	169	615	543

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d) (e)	2,056	1,513	7,412	5,953
Provision for income taxes (f)	576	424	2,075	1,666

NET INCOME	$1,480	$1,089	$5,337	$4,287

Net income per share:
Basic	$0.22	$0.16	$0.78	$0.60

Diluted	$0.21	$0.15	$0.76	$0.59

Shares used in per-share calculation:
Basic	6,736	7,001	6,840	7,124

Diluted	6,935	7,136	7,057	7,223

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

GAAP net income	$1,380	$982	$4,401	$3,578
(a) In-process research and development	—	1	3	4
(b) Payroll tax on stock option exercises	4	2	16	2
(c) Amortization of deferred stock-based compensation	56	27	244	128
(d) Amortization of purchased intangible assets	60	110	242	394
(e) (Gain) loss on publicly traded equity securities	—	—	(85)	412
(f) Income tax effect	(20)	(33)	(51)	(231)
(g) Cumulative effect of accounting change, net of tax	—	—	567	—

Pro forma net income	$1,480	$1,089	$5,337	$4,287

For the three month period ended May 1, 2004, pro forma net income and pro forma net income per share excluded the following items: in-process research and development of $2 million, payroll tax on stock option exercises of $3 million, amortization of deferred stock-based compensation of $101 million, amortization of purchased intangible assets of $60 million and income tax effect of ($18) million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 31, 2004	July 26, 2003
ASSETS
Current assets:
Cash and cash equivalents	$3,722	$3,925
Short-term investments	4,947	4,560
Accounts receivable, net of allowance for doubtful accounts of $179 at July 31, 2004 and $183 at July 26, 2003	1,825	1,351
Inventories	1,207	873
Deferred tax assets	1,827	1,975
Lease receivables, net	215	129
Prepaid expenses and other current assets	600	624

Total current assets	14,343	13,437

Investments	10,598	12,167
Property and equipment, net	3,290	3,643
Goodwill	4,198	4,043
Purchased intangible assets, net	325	556
Lease receivables, net	231	158
Other assets	2,609	3,103

TOTAL ASSETS	$35,594	$37,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$657	$594
Income taxes payable	963	739
Accrued compensation	1,466	1,470
Deferred revenue	3,527	3,034
Other accrued liabilities	2,090	2,457

Total current liabilities	8,703	8,294
Deferred revenue	975	774

Total liabilities	9,678	9,068

Minority interest	90	10

Shareholders’ equity	25,826	28,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,594	$37,107

Certain reclassifications have been made to prior year balances in order to conform to the current year’s presentation.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	July 31, 2004	July 26, 2003
Cash flows from operating activities:
Net income	$4,401	$3,578
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change, net of tax	567	—
Depreciation and amortization	1,443	1,591
Provision for doubtful accounts	19	(59)
Provision for inventory	205	70
Deferred income taxes	552	(14)
Tax benefits from employee stock option plans	537	132
In-process research and development	3	4
Net (gains) losses and impairment charges on investments	(155)	520
Change in operating assets and liabilities:

Accounts receivable	(488)	(125)
Inventories	(538)	(17)
Prepaid expenses and other current assets	(42)	(61)
Accounts payable	54	35
Income taxes payable	260	(125)
Accrued compensation	(7)	104
Deferred revenue	688	(84)
Other accrued liabilities	(378)	(309)

Net cash provided by operating activities	7,121	5,240

Cash flows from investing activities:
Purchases of short-term investments	(12,206)	(9,396)
Proceeds from sales and maturities of short-term investments	13,570	10,319
Purchases of investments	(20,848)	(18,063)
Proceeds from sales and maturities of investments	20,757	12,497
Acquisition of property and equipment	(613)	(717)
Acquisition of businesses, net of cash and cash equivalents	(104)	33
Change in lease receivables, net	(159)	79
Change in investments in privately held companies	(13)	(223)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(71)	(59)
Other	153	94

Net cash provided by (used in) investing activities	466	(5,436)

Cash flows from financing activities:
Issuance of common stock	1,257	578
Repurchase of common stock	(9,080)	(5,984)
Other	33	43

Net cash used in financing activities	(7,790)	(5,363)

Net decrease in cash and cash equivalents	(203)	(5,559)
Cash and cash equivalents, beginning of fiscal year	3,925	9,484

Cash and cash equivalents, end of fiscal year	$3,722	$3,925

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	July 31, 2004	July 26, 2003
CASH AND CASH EQUIVALENTS AND TOTAL INVESTMENTS
Cash and cash equivalents	$3,722	$3,925
Fixed income securities	14,411	15,982
Publicly traded equity securities	1,134	745

Total	$19,267	$20,652

INVENTORIES
Raw materials	$58	$38
Work in process	459	291
Finished goods	656	515
Demonstration systems	34	29

Total	$1,207	$873

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,429	$3,411
Computer equipment and related software	1,120	1,147
Production, engineering, and other equipment	2,643	2,410
Operating lease assets	94	356
Furniture and fixtures	356	350

	7,642	7,674
Less, accumulated depreciation and amortization	(4,352)	(4,031)

Total	$3,290	$3,643

OTHER ASSETS
Deferred tax assets	$1,130	$1,476
Investments in privately held companies	354	516
Income tax receivable	690	727
Structured loans, net	6	42
Other	429	342

Total	$2,609	$3,103

DEFERRED REVENUE
Service	$3,047	$2,451
Product	1,455	1,357

Total	4,502	3,808
Less, current portion	(3,527)	(3,034)

Non-current deferred revenue	$975	$774